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                                 EXHIBIT 23.1

                      Consent of Kish, Leake & Associates






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                        Kish, Leake & Associates, P.C.
                         Certified Public Accountants



J.D. Kish, C.P.A., M.B.A.                    7901 E. Belleview Ave., Suite 220
James D. Leake, C.P.A., M.T.                         Englewood, Colorado 80111
  ------------------------                            Telephone (303) 779-5006
  Arleen R. Brogan, C.P.A.                            Facsimile (303) 779-5724








              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 29, 1999, accompanying the financial statements of Full Tilt Sports, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 1998 which are incorporated by reference in the Company's Amendment No. 1 to Registration Statement (Form SB-2) and related Prospectus. We consent to the incorporation by reference in the Registration Statement and related Prospectus of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

Kish, Leake & Associates, P.C.



Englewood, Colorado
May 14, 1999






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